EXHIBIT 10.1 2005 BASE SALARIES AND 2004 BONUSES FOR NAMED EXECUTIVE OFFICERS

Name and Title	2005 Base Salary (effective 4/1/05)	2004 Bonus

Robert L. Bowen	$300,000	$137,500
Chairman of the Board and Chief Executive Officer

Glenn G. Chapin	$208,000	$104,333
Vice President, Education Sales

Jane A. Freeman	$219,000	$87,640
Senior Vice President, Chief Financial Officer and Treasurer

Linda L. Carloni	$196,000	$58,844
Vice President, General Counsel and Secretary

William M. Jenkins	$197,000	$60,904
Senior Vice President, Product Development